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                                                                    EXHIBIT 99.7


LIONBRIDGE TO ACQUIRE
INT'L.COM TO CREATE WORLD'S
LARGEST MULTILINGUAL INTERNET
SERVICES COMPANY


INTEGRATION OF TECHNOLOGIES AND WORLDWIDE INFRASTRUCTURES
WILL PROVIDE A COMPLETE SOLUTION FOR E-BUSINESS
GLOBALIZATION

WALTHAM, MASS. -- JANUARY 20, 2000 -- Lionbridge Technologies (Nasdaq: LIOX), a leading provider of multilingual Internet services to global technology businesses, today announced the signing of a definitive agreement to acquire Framingham, Mass.-based INT'L.com. The acquisition of INT'L.com, a leader in the development and implementation of e-commerce globalization services, will create the world's largest provider of solutions for developing and maintaining multilingual Web-based applications and knowledge-bases. The combined Company of 900 employees will operate 16 sites in 10 countries.

The transaction, approved by the Boards of Directors of both companies, is intended to be a tax-free, stock-for-stock transaction, accounted for as a pooling of interests. Lionbridge will issue approximately 9 million shares of its common stock in exchange for all of the outstanding capital stock of INT'L.com. Based on the closing price of Lionbridge common stock on January 19, 2000, the transaction is valued at approximately $190 million.

"This acquisition will bring together our respective technology and Internet experience to produce a technologically advanced globalization services provider in what promises to be the year of global B2B e-commerce," said Rory Cowan, CEO of Lionbridge. "The combination of INT'L.com's open-architected and Web-enabled translation technology, ForeignDesk(R) Suite, with our LionTrack(TM) Automated Workflow System will enAble Lionbridge to offer a complete solution to a complex business problem: the management of multilingual e-business solutions."

Roger Jeanty, INT'L.com founder and CEO, will join Lionbridge as President and will be appointed to the Lionbridge Board of Directors. Rory Cowan will continue as CEO and Chairman of Lionbridge.

"Roger is a pioneer in our industry," said Cowan. "Early on he recognized the importance of developing solutions for global Web sites. He and his team will make important and strategic contributions to our eRelease, eSupport, eLearning and eCommerce services."

Both companies have extensive experience in managing and servicing a blue-chip client base. Companies such as Ericsson, Nortel, Microsoft, IBM, Cisco, SAP, LL Bean, Boston Scientific and Hewlett Packard have all successfully employed Lionbridge and INT'L.com in complex and demanding globalization projects, including the management of multilingual Web content on a real-time basis.

"By joining forces with Lionbridge, we will provide our clients with even more comprehensive services, cutting-edge technologies and customized e-business solutions," said Jeanty. "Our expanded worldwide presence will allow us to offer clients a single point-of-contact for the integrated globalization of Web sites, software products, catalogs, marketing campaigns and global e-commerce."


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ABOUT LIONBRIDGE TECHNOLOGIES

Lionbridge Technologies provides testing, localization, internationalization and other globalization and multilingual Internet services to the world's leading technology companies, including Cisco, IBM, Microsoft, Motorola, Novell, Oracle and Sun Microsystems. Lionbridge's multilingual eRelease, eSupport, eLearning and eCommerce services are based on its Rapid Globalization Methodology(TM). The Rapid Globalization Methodology integrates engineering, linguistics, testing and project management with automated workflow management to enable simultaneous worldwide release, via the Internet, of products as well as related customer support, training and marketing materials. Based in Waltham, Massachusetts, Lionbridge maintains in facilities in Santa Monica and Monterey; as well as Canada, Ireland, The Netherlands, France, China, Korea and Japan. To learn more, visit WWW.LIONBRIDGE.COM.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include management's views of the impact of the Y2K situation on Lionbridge's business and those regarding current or future financial performance, management's plans and objectives for future operations, as well as statements regarding the strategy and plans of Lionbridge. Lionbridge's actual experience may differ materially from those discussed in the forward-looking statement. Factors that might cause such a difference include the termination of customer contracts prior to the end of their term; Lionbridge's dependence on clients' product releases to generate revenues; the loss of a major client; the size, timing and recognition of revenue from major clients; risks associated with management of growth; market acceptance of new service offerings; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge's ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its solutions; political, economic and business fluctuations in international markets; as well as risks of downturns in economic conditions generally, and in the information technology and software industries specifically, and risks associated with competition, and competitive pricing pressures. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge's Registration Statement on Form S-1 on file with the Securities and Exchange Commission.


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